UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On July 13, 2007, Colonial Properties Trust (the “Company”) announced the completion of its major strategic initiative to become a multifamily-focused real estate investment trust. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.
Item 2.06. Material Impairments.
     On July 11, 2007, the Company completed the outright sale of 16 non-core retail assets as part of the Company’s major strategic initiative to become a multifamily-focused real estate investment trust. In conjuction with the completion of the sale of one of the non-core retail assets, the Company’s management determined that, under generally accepted accounting principles, the Company is required to record an impairment charge of $2.5 million. The property was impaired because the net proceeds from the sale attributable to this property were less than the carrying value of the property. The Company will record the impairment in the second quarter of 2007.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable
(b) Pro Forma Financial Information.
     Not applicable.
(c) Shelf Company Transactions.
     Not applicable.
(d) Exhibits.

Exhibit	Document
99.1	Colonial Properties Trust press release dated July 13, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: July 17, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
99.1	Colonial Properties Trust press release dated July 13, 2007